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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aztar Corporation of our reports dated January 30, 2001 relating to the consolidated financial statements and financial statement schedule of Aztar Corporation and our report dated January 30, 2001 relating to the financial statements of Tropicana Enterprises, which appear in Aztar Corporation's annual report on Form 10-K for the year ended December 28, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

November 9, 2001